Exhibit 99.2

Gaia Announces Closing of Underwritten Offering of $8.0 Million of Common Stock

BOULDER, CO, February 7, 2025 -- Gaia, Inc. (NASDAQ: GAIA) (“Gaia” or the “Company”), a conscious media and community company, announced today the closing of its previously announced underwritten public offering of 1,600,000 shares of its Class A common stock at a price to the public of $5.00 per share.

Net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $7.2 million.

The Company intends to use the net proceeds from the offering primarily for, but not limited to, enhancements of our AI (Artificial Intelligence) capabilities, the development of the Gaia Community project, and for general corporate purposes.

Roth Capital Partners and Lake Street Capital Markets acted as joint book-running managers for this offering.

The offering was made pursuant to a shelf registration statement on Form S-3 (No. 333-283767) that was declared effective by the Securities and Exchange Commission (the “SEC”) on December 20, 2024. A final prospectus supplement and accompanying prospectus with respect to the offering was filed with the SEC on February 6, 2025 and is available on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, by telephone at (800) 678-9147 or by email at rothecm@roth.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares of Class A common stock, nor will there be any sale of the shares of Class A common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 88% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2023. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; our ability to remediate the material weaknesses in our internal control over financial reporting and technical accounting; and other risks and uncertainties included in our filings with the SEC. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Company Contact:

Ned Preston
Chief Financial Officer
Gaia, Inc.
Investors@gaia.com

Investor Relations:

Gateway Group, Inc.
Cody Slach
(949) 574-3860
GAIA@gateway-grp.com